UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 3, 2008
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50907	98-0430222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 400 - 1445 West Georgia Street Vancouver, British Columbia, Canada	V6G 2T3
(Address of principal executive offices)	(Zip Code)

(604) 669-0323
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on March 3, 2008, the Board of Directors (the "Board") of Douglas Lake Minerals Inc. (the "Company") accepted the resignation of Antonia Bold-de-Haughton as Chief Financial Officer and as a Director of the Company.

Also effective on March 3, 2008, the Board of the Company accepted the consent of Sylvia Tang to act as Controller (which is not an executive officer position) and interim Chief Financial Officer of the Company.

Sylvia Tang, CGA, has over twenty years experience as a Certified General Accountant working in numerous industries. From 1993 to present, she has performed contract work for a number of clients of a mid-sized firm of Chartered Accountants located in Burnaby, British Columbia. From 1990 to 1993, Ms. Tang worked as a senior accountant in the wine import division of the Mark Anthony Group of Companies in Vancouver, British Columbia. From 1986 to 1990, Ms. Tang worked as an accountant at several companies in the Vancouver, British Columbia area. Ms. Tang has a BA, with a major in economics, from the University of Saskatchewan.

As a result of the changes described above, the Company's current officers and directors are as follows:
Name	Position
Harpreet S. Sangha	President, Chief Executive Officer and a Director
Honorable Joseph Rugumyamheto	Chairman of the Board of Directors
Gurpreet S. Sangha	Secretary, Treasurer and a Director
David Groves	Director
Sylvia Tang	Controller (not an executive officer position) and interim Chief Financial Officer

__________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: March 7, 2008	By: "Harpreet (Harp) Singh Sangha" Harpreet (Harp) Singh Sangha President, Chief Executive Officer and a director

__________